As filed with the Securities and Exchange Commission on November 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POWERFLEET, INC.

(Exact name of registrant as specified in its charter)

Delaware	3669	83-4366463
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Telephone: (201) 996-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Wilson

Chief Financial Officer

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Telephone: (201) 996-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Honghui S. Yu, Esq. Michael R. Neidell, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 Telephone: (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED NOVEMBER 29, 2024

24,285,714 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus under the heading “Selling Stockholders” of an aggregate of up to 24,285,714 shares of common stock of Powerfleet, Inc. The shares of our common stock were issued by us to the selling stockholders in connection with our acquisition of Golden Eagle Canada Holdings, Inc., Complete Innovations Holdings Inc. and Golden Eagle Holdings, Inc. (collectively, “Fleet Complete”) and our concurrent private placement, each of which was consummated on October 1, 2024. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of shares of our common stock for resale by the selling stockholders. The selling stockholders will each bear their respective discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, attributable to the sale or disposition of the shares of our common stock, or interests therein, held by such selling stockholder. See “Use of Proceeds” beginning on page 5 and “Plan of Distribution” beginning on page 10 of this prospectus for more information.

The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of their shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under the heading “Plan of Distribution.”

Our common stock is currently listed on The Nasdaq Global Market under the symbol “AIOT.” On November 27, 2024, the last reported sale price of our common stock on The Nasdaq Global Market was $7.17 per share.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in our common stock.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders identified herein (or their pledgees, donees, transferees or other successors-in-interest) may, from time to time, sell or otherwise dispose of the shares of common stock described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such selling stockholders of the shares of common stock offered by them described in this prospectus.

This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may sell or otherwise dispose of. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the selling stockholders will make an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. For information about the distribution of shares of common stock offered, please see “Plan of Distribution” below. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make any investment decisions regarding the shares of common stock. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the shares of common stock, including the merits and risks involved.

We are not making any representation to any purchasers of shares of common stock regarding the legality of an investment in the shares of common stock by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in our common stock.

Unless the context indicates otherwise, references in this prospectus to “Powerfleet,” the “Company,” “we,” “us,” “our” and other similar terms refer to Powerfleet, Inc.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of the federal securities laws, which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, the words “seek,” “estimate,” “expect,” “anticipate,” “project,” “plan,” “contemplate,” “plan,” “continue,” “intend,” “believe” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for its expectations and beliefs, but there can be no assurance that we will realize our expectations or that our beliefs will prove to be correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements herein include, but are not limited to:

●	future economic and business conditions, including the conflict between Israel and Hamas;
●	integration of our, MiX Telematics Proprietary Limited’s (formerly known as MiX Telematics Limited) (“MiX Telematics’”) and Fleet Complete’s businesses and the ability to recognize the anticipated synergies and benefits of our transactions with MiX Telematics and Fleet Complete;
●	the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate certain of our consolidated financial statements;
●	the loss of any of our key customers or reduction in the purchase of our products by any such customers;
●	the failure of the markets for our products to continue to develop;
●	our inability to adequately protect our intellectual property;
●	our inability to manage growth;
●	the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions;
●	changes in laws and regulations or changes in generally accepted accounting policies, rules and practices;
●	changes in technology or products, which may be more difficult or costly, or less effective, than anticipated; and
●	those described or incorporated by reference under the heading “Risk Factors” in this prospectus.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement.

There may be other factors of which we are currently unaware or which we currently deem immaterial that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Powerfleet” and similar terms refer to Powerfleet, Inc. and its subsidiaries.

Overview

We are a global leader of Artificial Intelligence-of-Things (“AIoT”) solutions providing valuable business intelligence for managing high-value enterprise and mid-market assets that improve operational efficiencies.

We are headquartered in Woodcliff Lake, New Jersey, with offices located around the globe

Our Unity data highway and AIoT ecosystem is the centerpiece of our strategy. Unity has the capability to ingest data from multiple data sources, harmonizing and transforming the dataset, and delivering simply understood insights through a unified Software-as-a-Service (“SaaS”) platform.

Unity provides mission-critical solutions from warehouse to trailer to vehicle, allowing customers to consolidate suppliers and gain end-to-end in a single pane of glass.

Unity enables customers to consume their data in multiple ways, from data-powered applications to unified operations integrations, which provide the ability to improve performance of the asset, the individual in charge of the asset and the business process, continuously improving our customers’ business performance.

Within the Unity ecosystem, our Powerfleet for Warehouse AIoT solutions are designed to provide on-premise or in-facility asset and operator management, monitoring, and visibility for warehouse and factory trucks such as forklifts, man-lifts, tuggers and ground support equipment at airports. These solutions utilize a variety of communications capabilities such as Bluetooth®, WiFi, and proprietary radio frequency.

Additionally within the Unity ecosystem, our Powerfleet for On-Road AIoT solutions are designed to provide bumper-to-bumper AIoT asset management, monitoring, and visibility for over-the-road based assets such as heavy trucks, dry-van trailers, refrigerated trailers and shipping containers and their associated cargo. These AIoT solutions provide mobile-asset tracking and condition-monitoring solutions to meet the transportation market’s desire for greater visibility, safety, security, and productivity throughout global supply chains. Our On-Road AIoT solutions extend to all mobile assets, whether it is a rental car, a private fleet, or automotive original equipment manufacturer (“OEM”) partners. We achieve this by providing critical information that can be used to increase revenues, reduce costs, enhance safety and sustainability, deliver compliance, and improve customer service.

Our patented technologies are proven solutions for organizations that must monitor and analyze their assets to improve safety, increase efficiency, reduce costs, and drive profitability. Our offerings are sold under the global brands Powerfleet, Pointer, Cellocator, MiX by Powerfleet and Fleet Complete.

We have an established history of Internet-of-Things device development, AI and data science expertise, and innovation creating devices that can withstand harsh and rugged environments. With 51 patents and patent applications and over 25 years’ experience, we believe we are well positioned to evolve our offerings for even greater value to customers through our cloud-based applications for unified operations.

We deliver advanced data solutions that connect mobile assets to increase visibility, operational efficiency and profitability. Across our spectrum of vertical markets, we differentiate ourselves by developing mobility platforms that collect data from unique sensors. Because we are data source and OEM agnostic, we help organizations view and manage their mixed assets homogeneously. All of our solutions are paired with SaaS and analytics platforms to provide an even deeper level of insights and understanding of how assets are utilized and how drivers and operators operate those assets. These insights include a full set of key performance indicators to drive operational and strategic decisions. Our customers typically get a return on their investment in less than 12 months from deployment.

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Our enterprise software applications have AI and machine learning capabilities and are built to integrate with our customers’ management systems to provide a single, integrated view of asset and operator activity across multiple locations while providing real-time enterprise-wide benchmarks and peer-industry comparisons. We look for analytics, as well as the data contained therein, to differentiate us from our competitors, adding significant value to customers’ business operations, and helping to contribute to their bottom line. Our solutions also feature open application programming interfaces for additional integrations and development to boost other enterprise management systems and third-party applications.

We market and sell our Unity ecosystem and our connected AIoT data solutions to a wide range of customers in the commercial and government sectors. Our customers operate in diverse markets, such as manufacturing, automotive manufacturing, wholesale and retail, food and grocery distribution, pharmaceutical and medical distribution, construction, mining, utilities, aerospace, vehicle rental, as well as logistics, shipping, transportation, energy and field services. Traditionally, these businesses have relied on multiple vendors, as well as manual, often paper-based, processes or on-premise legacy software to operate their high-value assets, manage workforce resources, and distributed sites; and face environmental, safety, and other regulatory requirements. In today’s landscape, it is crucial for these businesses to invest in solutions that enable easy analysis and sharing of real-time information, increasingly consolidating their suppliers.

Corporate History and Information

I.D. Systems, Inc. (“I.D. Systems”) was incorporated in the State of Delaware in 1993. Powerfleet, Inc. was incorporated in the State of Delaware in February 2019 for the purpose of effectuating the transactions pursuant to which we acquired Pointer Telocation Ltd. (“Pointer”) (the “Pointer Merger”). Upon the closing of the Pointer Merger, Powerfleet became the parent entity of I.D. Systems and Pointer.

Our principal executive office is located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and our phone number is (201) 996-9000. Our common stock is currently traded on The Nasdaq Global Market under the symbol “AIOT.” Our website is www.powerfleet.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Recent Developments

On October 1, 2024, we consummated the transactions contemplated by a Share Purchase Agreement, dated as of September 18, 2024 (as amended, the “Purchase Agreement”), by and among Golden Eagle Topco LP, the persons that are party to the Purchase Agreement under the heading “Other Sellers,” us and Powerfleet Canada Holdings Inc., a corporation formed under the laws of the Province of Ontario and our wholly owned subsidiary, pursuant to which we acquired Fleet Complete for an aggregate purchase price of $200 million, subject to certain customary working capital and other adjustments as described in the Purchase Agreement (the “FC Acquisition”). As a result, Fleet Complete became our indirect, wholly owned subsidiary.

A portion of the purchase price payable in the FC Acquisition was satisfied by the issuance by us of 4,285,714 shares of our common stock (the “Rollover Shares”) to Ontario Teachers’ Pension Plan Board (“OTPP”), which was an existing indirect shareholder of Fleet Complete, pursuant to the terms of the Purchase Agreement.

Concurrently with the closing of the FC Acquisition, we consummated a private placement contemplated by a Subscription Agreement, dated as of September 18, 2024 (the “Subscription Agreement”), by and among us and certain of the selling stockholders, pursuant to which we issued to such selling stockholders an aggregate of 20,000,000 shares of our common stock (the “Private Placement Shares”) at a price per share of $3.50 for aggregate gross proceeds of $70 million.

The Subscription Agreement requires us to file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Private Placement Shares no later than 60 days after the closing of the private placement. In connection with the issuance of the Rollover Shares, we also entered into a registration rights agreement with OTPP (the “Registration Rights Agreement”), providing OTPP with the same resale registration rights provided to the selling stockholders that entered into the Subscription Agreement.

This registration statement has been filed to comply with our obligation to register under the Securities Act the resale of the Private Placement Shares and the Rollover Shares.

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The Offering

Common Stock Offered by the Selling Stockholders	24,285,714 shares.

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling stockholders.

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The Nasdaq Global Market Symbol	“AIOT”

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RISK FACTORS

Investing in our common stock involves significant risks. You should carefully consider the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Transition Report on Form 10-KT, our most recent Quarterly Report on Form 10-Q and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our common stock. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for resale by the selling stockholders identified herein. We are not selling any shares under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders and offered hereby.

We will bear all costs, expenses and fees in connection with the registration of shares of our common stock for resale by the selling stockholders. The selling stockholders will each bear their respective discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, attributable to the sale or disposition of the shares of our common stock, or interests therein, held by such selling stockholder.

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Selling Stockholders

The selling stockholders identified in the table below may sell from time to time up to 24,285,714 shares of our common stock.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of November 25, 2024. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. The table below assumes that the selling stockholders will sell all of the shares offered for sale hereby. The selling stockholders, however, are under no obligation to sell any shares pursuant to this prospectus.

In the table below, the number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of common stock held by such selling stockholder as of November 25, 2024, (ii) all shares of common stock such selling stockholder has the right to acquire within 60 days of November 25, 2024, and (iii) all shares of common stock purchased by such selling stockholder pursuant to the Subscription Agreement. The percentages of shares owned before and after the offering are based on 132,191,792 shares of common stock outstanding as of November 25, 2024, which includes the outstanding shares of common stock offered by this prospectus. In computing the number of shares of common stock beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, we deemed outstanding shares of common stock that such selling stockholder has a right to acquire within 60 days of November 25, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other selling stockholder.

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Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Powerfleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock	Shares of Common Stock to be Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage	Being Offered	Number	Percentage
Alyeska Master Fund, L.P.(1)	1,428,571	1.08%	1,428,571	—	—
Broadfin Holdings LLC(2)	1,000,000	*	1,000,000	—	—
Citadel CEMF Investments Ltd.(3)	2,857,142	2.16%	2,857,142	—	—
Compass Investors LP(4)	4,004,055	3.03%	500,000	3,504,055	2.65%
Entities affiliated with 325 Capital(5)	3,714,285	2.81%	3,714,285	—	—
Entities affiliated with AWM Investment Company(6)	4,724,617	3.57%	1,428,572	3,296,045	2.49%
Entities affiliated with Manatuck Hill Partners(7)	388,721	*	250,000	138,721	*
Entities affiliated with Stoic Point Capital Management(8)	782,734	*	571,428	211,306	*
Entities affiliated with Voss Capital(9)	1,530,667	1.16%	1,530,667	—	—
Ghisallo Fund Master Ltd(10)	1,000,000	*	1,000,000
Hingham Holdings LLC(11)	17,380	*	10,000	7,380	*
Invenire Partners, LP(12)	1,199,949	*	250,000	949,949	*
Iroquois Capital Investment Group LLC(13)	158,575	*	158,575	—	—
Iroquois Master Fund Ltd.(13)	105,715	*	105,715	—	—
Lynrock Lake LP(14)	3,604,466	2.73%	2,285,714	1,318,752	*
Lytton-Kambara Foundation(15)	285,714	*	285,714	—	—
Ontario Teachers’ Pension Plan Board(16)	4,285,714	3.24%	4,285,714	—	—
Osprey Investment Partners L.P.(17)	128,571	*	128,571	—	—
Pinnacle Family Office Investments, L.P.(18)	285,714	*	285,714	—	—
Teacher Retirement System of Texas(19)	1,040,761	*	1,040,761	—	—
The Family Trust under the Gregg J Powers 2006 Annuity Trust under agreement dated 8/7/06(20)	718,571	*	418,571	300,000	*
Thorney Omega, Pty Ltd(21)	571,428	*	571,428	—	—
White Hat Strategic Partners II LP(22)	750,000	*	750,000	—	—

*	Less than one percent.

(1)	Alyeska Investment Group, L.P. (“AIG”), the investment manager of Aleyska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of AIG and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of AIG is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(2)	Kevin Kotler is the managing member of Broadfin Holdings LLC (“Broadfin”). Mr. Kotler holds voting and investment power with respect to the shares held by Broadfin and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 200 Broadhollow Road, Suite 207, Melville, New York 11747.

(3)	Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel CEMF Investments Ltd. (“Citadel CEMF”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors and Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote, or to direct the vote of, and/or shared power to dispose of, or to direct the disposition over, the securities. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The address of Citadel CEMF is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(4)	Frederick Martin is the special limited partner of Compass Investors LP (“Compass”). Mr. Martin holds voting and investment power with respect to the shares held by Compass may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 150 S. 5th Street, Suite 2550, Minneapolis, Minnesota 55402.

(5)	The shares being offered consists of (i) 566,294 shares of common stock jointly held by 325 Capital AST and 325 Capital BAML, (ii) 1,676,742 shares of common stock held by Gothic Corp, (iii) 309,835 shares of common stock held by Gothic ERP, (iv) 539,351 shares of common stock held by Gothic HSP Corp; and (v) 622,063 shares of common stock held by Gothic JBD LLC. Each of 325 Capital AST, 325 Capital BAML, Gothic Corp, Gothic ERP, Gothic HSP Corp, Gothic JBD LLC (collectively, the “325 Funds”) is wholly owned or managed, as applicable, by 325 Capital LLC (“325 Capital”). 325 Capital holds voting and investment power with respect to the shares held by the 325 Funds. Michael Braner, Daniel Friedberg and Anil Shrivastava are the managing members of 325 Capital and may be deemed to have beneficial ownership of the shares held by the 325 Funds. The address of the persons and entities listed above is 757 3rd Avenue, 20th Floor, New York, New York, 10017.

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(6)	The shares being offered consists of (i) 311,113 shares of common stock held by Special Situations Cayman Fund, L.P. (“SS Cayman”) and (ii) 1,117,459 shares of common stock held by Special Situations Fund III QP, L.P. (“SS QP” and, together with SS Cayman, the “AWM Funds”). AWM Investment Company, Inc. (“AWM”) is the investment advisor of each of the AWM Funds and holds voting and investment power with respect to the shares held by the AWM Funds. David Greenhouse and Adam Stettner are the controlling principals of AWM and disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest each of them may have therein. The address for the persons and entities listed above is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(7)	The shares being offered consists of (i) 125,000 shares of common stock held by Manatuck Hill Mariner Master Fund, LP (“Mariner”) and (ii) 125,000 shares of common stock held by Manatuck Hill Navigator Master Fund, LP (“Navigator” and, together with Mariner, the “Manatuck Funds”). Manatuck Hill Partners, LLC (“Manatuck Partners”) is the general partner of each of the Manatuck Funds and holds voting and investment power with respect to the shares held by the Manatuck Funds. Mark Broach is the managing member of Manatuck Partners and may be deemed to have beneficial ownership of the shares held by the Manatuck Funds. The address for the person and entities listed above is 1465 Post Road, East Westport, Connecticut 06880.

(8)	The shares being offered consists of (i) 163,896 shares of common stock held by Stoic Onshore LP (“Stoic Onshore”) and (ii) 407,532 shares of common stock held by Stoic Point Alpha Capital LP (“Stoic Alpha” and, together with Stoic Onshore, the “Stoic Funds”). Stoic Point Capital Management LLC (“SPCM”) is the general partner of each of the Stoic Funds and holds voting and investment power with respect to the shares held by the Stoic Funds. Rajiv Shah and Cullen Rose are the managing members of SPCM and may be deemed to have beneficial ownership of the shares held by the Stoic Funds. The address for the persons and entities listed above is 265 Lytton Avenue, Suite 301, Palo Alto, California 94301.

(9)	The shares being offered consists of (i) 133,368 shares of common stock held by Voss Capital Long Only Account SP, a Segregated Portfolio of Wilson Fund SPC, Ltd., (ii) 66,408 shares of common stock held by Voss Separate Account SP, a Segregated Portfolio of Wilson SPC, Ltd., (iii) 654,300 shares of common stock held by Voss Value Master Fund, L.P., and (iv) 105,163 shares of common stock held by Voss Value-Oriented Special Situations Fund, L.P. (collectively, the “Voss Funds”). Voss Capital, LLC (“Voss Capital”) is the investment manager of each of the Voss Funds and holds voting and investment power with respect to the shares held by the Voss Funds. Travis Cocke is the managing member of Voss Capital and may be deemed to have beneficial ownership of the shares held by the Voss Funds. The address of the person and entities listed above is 3773 Richmond Avenue, Suite 500, Houston, Texas 77046.

(10)	Ghisallo Capital Management LLC (“GCM”) is the investment manager of Ghisallo Fund Master Ltd (“GFM”) and holds voting and investment power with respect to the shares held by GFM. Michael Germino indirectly controls GCM and may be deemed to have beneficial ownership of the shares held by GFM. The address of the person and entities listed above is 240 Newbury Street, 2nd Floor, Boston, Massachusetts 02116.

(11)	David Sissman is the managing member of Hingham Holdings LLC (“HH”). Mr. Sissman holds voting and investment power with respect to the shares held by HH and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

(12)	Chad Nelson is the managing partner of Invenire Partners, LP (“Invenire”). Mr. Nelson holds voting and investment power with respect to the shares held by Invenire and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 90 Grove Street, Suite 108, Ridgefield, Connecticut 06877.

8

(13)	Iroquois Capital Management, LLC (“ICM”) is the investment manager Iroquois Master Fund Ltd. (“IMF”) and holds voting and investment power with respect to the shares held by IMF. Richard Abbe and Kimberly Page are managing members of ICM and may be deemed to have beneficial ownership of the shares held by IMF. Mr. Abbe is also the managing member of Iroquois Capital Investment Group LLC (“ICIG”). Mr. Abbe holds voting and investment power with respect to the shares held by ICIG and may be deemed to have beneficial ownership of such shares. The address for the persons and entities listed above is 2 Overhill Road, Suite 400, Scarsdale, New York 10583.

(14)	Shares are directly held by Lynrock Lake Master Fund LP (“LLMF”). Lynrock Lake LP (“LLP”) is the investment manager of LLMF and, pursuant to an investment management agreement, LLP has been delegated full voting and investment power with respect to the shares held by LLMF. Cynthia Paul, the Chief Investment Officer of LLP and Sole Member of Lynrock Lake Partners LLC, the general partner of LLP, may be deemed to exercise voting and investment power over the shares held by LLMF. The address of the person and entities listed above is c/o Lynrock Lake LP, 2 International Drive, Suite 130, Rye Brook, New York 10573.

(15)	Laurence Lytton holds voting and investment power with respect to the shares held by the Lytton-Kambara Foundation and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 467 Central Park West, 17-A, New York, New York 10025.

(16)	Each of Ashvin Malkani and Jarnail Badwal may be deemed to have the power to dispose of the shares held by OTPP because of a delegation of authority from the board of directors of OTPP to such persons and each expressly disclaims beneficial ownership over such shares. The address of the persons and entity listed above is 160 Front Street West, Suite 3200, Toronto, Ontario, Canada M5J 0G4.

(17)	Osprey Advisors, LLC (“Osprey Advisors”) is the general partner of Osprey Investment Partners L.P. (“OIP”) and holds voting and investment power with respect to the shares held by OIP. Jeff Rollins is a managing member of Osprey Advisors and may be deemed to have beneficial ownership of the shares held by OIP. The address of the person and entities listed above is 1 Walkers Mill Road, Wilmington, Delaware 19807

(18)	Pinnacle Family Office, LLC (“Pinnacle Family”) is the general partner of Pinnacle Family Office Investments, L.P. (“Pinnacle Investments”) and holds voting and investment power with respect to the shares held by Pinnacle Investments. Barry M. Kitt is the manager of Pinnacle Family and may be deemed to have beneficial ownership of the shares held by Pinnacle Investments. The address of the person and entities listed above is 5910 North Central Expressway, Suite 1475, Dallas, Texas 75206.

(19)	Voss Capital is the investment manager of Teacher Retirement System of Texas, a public pension plan and an entity of the State of Texas (“TRST”), and holds voting and investment power with respect to the shares held by TRST. The address of TRST is 1000 Red River Street, Austin, Texas 78701.

(20)	Gregg J. Powers serves as the trustee of The Family Trust under the Gregg J Powers 2006 Annuity Trust under agreement dated 8/7/06 (the “Trust”). Mr. Powers holds voting and investment power with respect to the shares held by the Trust and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

(21)	Avee Waislitz is the investment manager of Thorney Omega, Pty Ltd (“Thorney”). Mr. Waislitz holds voting and investment power with respect to the shares held by Thorney and may be deemed to have beneficial ownership of such shares. The address of the person and entity listed above is Level 45, 55 Collins Street, Melbourne, Victoria, Australia 3000.

(22)	White Hat Capital Partners LP (“WH Capital”) is the investment manager of White Hat Strategic Partners II LP (“WH Strategic”) and holds voting and investment power with respect to the shares held by WH Strategic. David Chanley and Mark Quinlan are the managing partners of WH Capital and may be deemed to have beneficial ownership of the shares held by WH Strategic. The address of the persons and entities listed above is 520 Madison Avenue, 33rd Floor, New York, New York 10022.

Relationships with Selling Stockholders

Andrew Martin, a director of our company, serves as a Partner and Senior Research Analyst of Private Capital Management, LLC (“PCM”). Gregg J. Powers serves as a Partner, the Chief Executive Officer and the Chief Investment Officer of PCM and David A. Sissman serves as a Partner and Managing Director of Research of PCM. Messrs. Powers and Sissman may be deemed to have beneficial ownership of the shares of common stock being registered for resale by the Trust and HH, respectively. Depending on certain factors, Messrs. Powers and Sissman may, from time to time, acquire, directly or indirectly, additional shares of our common stock and/or retain and/or sell all or a portion of the shares of our common stock beneficially owned by them. Any actions taken by Messrs. Powers and Sissman will be dependent upon their review of numerous factors, including, among other things, the price levels of our common stock, general market and economic conditions, ongoing evaluation of our business, financial condition, operations and prospects, the relative attractiveness of alternative business and investment opportunities, client liquidity needs, and other future developments.

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Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement of which this prospectus forms a part, including this prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement.

We have agreed with the selling stockholders to use commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, using our commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about our company and to timely file all reports required to be filed by us under the Exchange Act.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest of: (i) all of the securities have been sold pursuant to this registration statement or Rule 144 under the Securities Act; (ii) the date on which the securities may be resold without restriction by the selling stockholder holding such securities pursuant to Rule 144, including without any volume limitations or manner-of-sale restrictions and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; or (iii) two years after the date of effectiveness of the registration statement.

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Legal Matters

The validity of the shares of our common stock offered hereby has been passed upon for us by Olshan Frome Wolosky LLP.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.powerfleet.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement of which this prospectus forms a part from the SEC’s website.

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Incorporation of Certain Information by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (except for the consolidated financial statements and related footnotes and the reports of our independent registered public accounting firm in our Annual Report on Form 10-K and our Transition Report on Form 10-KT) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than documents and information furnished to, and not filed with, the SEC) in accordance with SEC rules, unless expressly stated otherwise therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on May 9, 2024;

●	Our Transition Report on Form 10-KT for the transition period ended March 31, 2024, filed with the SEC on August 22, 2024;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 28, 2024, and the fiscal quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

●	Our Current Reports on Form 8-K (only to the extent “filed” and not “furnished”) filed with the SEC on January 30, 2024, February 28, 2024, March 12, 2024, March 22, 2024, April 1, 2024, April 2, 2024 (as amended on June 14, 2024), April 5, 2024, April 30, 2024, May 9, 2024, May 31, 2024, July 12, 2024, July 24, 2024, August 5, 2024, August 9, 2024, August 16, 2024, August 19, 2024, September 17, 2024, September 18, 2024, and October 2, 2024;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 8, 2024, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 or our Transition Report on Form 10-KT for the transition period ended March 31, 2024; and

●	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on May 9, 2024.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Powerfleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Attention: Corporate Secretary

(201) 996-9000

We maintain a website at www.powerfleet.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

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POWERFLEET, INC.

24,285,714 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

__________, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that we may incur in connection with the shares of common stock being registered hereby, all of which are to be paid by us. All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee		$24,465.38
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other rights to indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to the terms of the our amended and restated certificate of incorporation, we have agreed to indemnify our current and former directors and officers (and the current and former directors and officers of our subsidiaries) against liability and loss suffered and expenses (including reasonable attorneys’ fees) reasonably incurred in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of our company or its subsidiaries, or, while serving as a director or officer of our company or its subsidiaries, of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our amended and restated certificate of incorporation provides that expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding, provided that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

Our amended and restated certificate of incorporation also provides that we may indemnify our current and former employees and agents and may advance expenses to such employees and agents on such terms and conditions as may be approved by our board of directors.

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Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Powerfleet, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated certificate of incorporation eliminates the liability of directors to the extent permitted by the DGCL.

We have also entered into indemnification agreements with members of our board of directors and officers. The indemnification agreements, subject to limitations contained therein, obligate us to maintain director and officer insurance if reasonably available, and to indemnify the indemnitee, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him or her in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of his or her services as a director or officer. Subject to certain limitations, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee, and the repayment to us of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by us. The indemnification agreements also create certain rights in favor of our company, including the right to assume the defense of claims and to consent to settlements. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law or our amended and restated certificate of incorporation or by any other agreement, a vote of stockholders or disinterested directors, or otherwise.

We carry directors’ and officers’ liability insurance that covers certain liabilities and expenses of our directors and officers.

The foregoing summaries are qualified in their entirety by the terms and provisions of such arrangements.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On March 31, 2023, we issued to Swiss Re Reinsurance Holding Company Ltd a ten-year warrant to purchase 800,000 shares of our common stock at an exercise price of $7.00 per share in connection with our acquisition of Movingdots GmbH.

On October 1, 2024, we consummated the FC Acquisition. $15 million of the purchase price payable in the FC Acquisition was satisfied by the issuance by us of 4,285,714 shares of our common stock (the “Rollover Shares”) to OTPP, which was an existing indirect shareholder of Fleet Complete, pursuant to the terms of the Purchase Agreement.

Concurrently with the closing of the FC Acquisition, we consummated a private placement contemplated by the Subscription Agreement, pursuant to which we issued to the purchaser party thereto an aggregate of 20,000,000 shares of our common stock (the “Private Placement Shares”) at a price per share of $3.50 for aggregate gross proceeds of $70 million.

The issuances described in this Item 15 were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

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Item 16. Exhibits and Financial Statement Schedules

(a)	The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2019, by and among Powerfleet, Inc., Powerfleet Israel Holding Company Ltd., Powerfleet Israel Acquisition Company Ltd., I.D. Systems, Inc. and Pointer Telocation Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).†
2.2.1	Investment and Transaction Agreement, dated as of March 13, 2019, by and among I.D. Systems, Inc., Powerfleet, Inc., Powerfleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).†
2.2.2	Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019, by and among I.D. Systems, Inc., Powerfleet, Inc., Powerfleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on May 20, 2019).†
2.2.3	Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27, 2019, by and among I.D. Systems, Inc., Powerfleet, Inc., Powerfleet US Acquisition Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on June 27, 2019).†
2.2.4	Amendment No. 3 to the Investment and Transaction Agreement, dated as of October 3, 2019, by and among I.D. Systems, Inc., Powerfleet, Inc., Powerfleet US Acquisition Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (incorporated by reference to Exhibit 2.5 to the Current Report on Form 8-K12B of Powerfleet, Inc., filed with the SEC on October 3, 2019).†
2.2.5	Amendment No. 4 to the Investment and Transaction Agreement, dated as of May 13, 2020, by and among Powerfleet, Inc., I.D. Systems Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ARBY Investment Partnership, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on May 14, 2020).
2.3	Implementation Agreement, dated October 10, 2023, by and among Powerfleet, Inc., Main Street 2000 Proprietary Limited and MiX Telematics Proprietary Limited (formerly known as MiX Telematics Limited) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on October 10, 2023).†
2.4.1	Share Purchase Agreement, dated September 18, 2024, by and among Golden Eagle Topco, LP, the Other Shareholders Party Hereto, Powerfleet, Inc. and Powerfleet Canada Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on September 18, 2024).†
2.4.2	Amending Agreement No. 1 (Share Purchase Agreement), dated October 1, 2024, by and between Powerfleet, Inc. and Powerfleet Canada Holdings Inc. and Golden Eagle Topco, LP (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on October 1, 2024).†
3.1.1	Amended and Restated Certificate of Incorporation of Powerfleet, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B of Powerfleet, Inc., filed with the SEC on October 3, 2019).
3.1.2	Amendment to the Amended and Restated Certificate of Incorporation of Powerfleet, Inc. (incorporated by reference to Exhibit 3.1.2 to the Annual Report on Form 10-K of Powerfleet, Inc. filed with the SEC on May 9, 2024).

II-3

Exhibit Number	Exhibit Description
3.2	Amended and Restated Bylaws of Powerfleet, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12B of Powerfleet, Inc., filed with the SEC on October 3, 2019).
4.1	Specimen Powerfleet, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-4 of Powerfleet, Inc., filed with the SEC on July 23, 2019).
5.1	Opinion of Olshan Frome Wolosky LLP regarding the legality of the shares of common stock being registered.
10.1.1	2009 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of I.D. Systems, Inc. for the fiscal quarter ended September 30, 2009, filed with the SEC on November 6, 2009).*
10.1.2	Amendment, dated March 16, 2012, to 2009 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of I.D. Systems, Inc. for the fiscal quarter ended March 31, 2012, filed with the SEC on May 14, 2012).*
10.2	I.D. Systems, Inc. 2015 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of I.D. Systems, Inc. filed with the SEC on June 25, 2015).*
10.3	Powerfleet, Inc. 2018 Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on September 17, 2024).*
10.4.1	Employment Offer Letter, dated January 5, 2022, between Powerfleet, Inc. and Steve Towe (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on January 5, 2022).*
10.4.2	Severance Agreement, dated January 5, 2022, between Powerfleet, Inc. and Steve Towe (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on January 5, 2022).*
10.4.3	Amendment to Severance Agreement, dated September 11, 2023, between Powerfleet, Inc. and Steve Towe (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc. filed with the SEC on September 15, 2023).*
10.4.4	Form of Stock Option Inducement Award Agreement (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of Powerfleet, Inc., filed with the SEC on March 16, 2022).*
10.5.1	Offer Letter, dated December 31, 2022, between Powerfleet, Inc. and David Wilson (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on January 4, 2023).*
10.5.2	Employee Covenants Agreement, dated November 11, 2022, between Powerfleet, Inc. and David Wilson (incorporated by reference to Exhibit 10.5.2 to the Annual Report on Form 10-K of Powerfleet, Inc. filed with the SEC on May 9, 2024).*
10.6	Offer Letter, dated February 8, 2022, between Powerfleet, Inc. and James Zeitunian (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Powerfleet, Inc., filed with the SEC on March 31, 2023).*
10.7	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registration Statement on Form S-4 of Powerfleet, Inc., filed with the SEC on July 23, 2019).*
10.8	Amended and Restated Credit Agreement, dated March 18, 2024, by and among Powerfleet Israel Ltd., Pointer Telocation Ltd. and Bank Hapoalim B.M. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on March 22, 2024).
10.9	Facilities Agreement, dated March 7, 2024, by and among Powerfleet, Inc., I.D. Systems, Inc., Movingdots GmbH and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on March 12, 2024).†

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Exhibit Number	Exhibit Description
10.10	Credit Agreement, dated March 14, 2024, between MiX Telematics Proprietary Limited (formerly known as MiX Telematics Limited) and FirstRand Bank Limited acting through Rand Merchant Bank division (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Powerfleet, Inc., filed with the SEC on August 28, 2024).
10.11	Facility Agreement, dated September 27, 2024, by and among Powerfleet, Inc., I.D. Systems, Inc., Movingdots GmbH and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on October 1, 2024).†+
10.12	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on September 18, 2024).
10.13	Registration Rights Agreement, dated October 1, 2024, by and between Powerfleet, Inc. and Ontario Teachers’ Pension Plan Board (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on October 1, 2024).†
16.1	Letter from Ernst & Young LLP (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K of Powerfleet, Inc., filed with the SEC on July 24, 2024).
21.1	List of Subsidiaries.
23.1	Consent of Olshan Frome Wolosky LLP (included as part of its opinion filed as Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.#
23.3	Consent of Deloitte & Touche.#
24.1	Power of Attorney (included on the signature page to this registration statement).
107	Filing Fee Table.

# To be filed by amendment.

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

* Management contract or compensatory plan or arrangement.

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain portions of this exhibit have been redacted. Redacted information is indicated by [***].

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on November 29, 2024.

POWERFLEET, INC.

By:	/s/ David Wilson
Name:	David Wilson
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve Towe and David Wilson, and either of them, severally, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any additional registration statements related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Towe	Chief Executive Officer and Director	November 29, 2024
Steve Towe	(Principal Executive Officer)

/s/ David Wilson	Chief Financial Officer	November 29, 2024
David Wilson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Brodsky	Chairman of the Board of Directors	November 29, 2024
Michael Brodsky

/s/ Ian Jacobs	Director	November 29, 2024
Ian Jacobs

/s/ Andrew Martin	Director	November 29, 2024
Andrew Martin

/s/ Michael McConnell	Director	November 29, 2024
Michael McConnell

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